EXECUTION COPY
Exhibit 4(l)
EXTENSION AGREEMENT

August 8, 2016

Citibank, N.A., as Administrative Agent under the Credit Agreement referred to below

Citibank, N.A.
1615 Brett Road, Building III
New Castle, Delaware 19720

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended, restated, modified or otherwise supplemented from time to time prior to the date hereof, the “Credit Agreement”), among Entergy Corporation, as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto, and (ii) the Borrower’s request, dated July 8, 2016, for an extension of the Termination Date to August 14, 2021 (the “Extension Request”). Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

Solely in connection with the “Extension” (as defined in the Extension Request), each undersigned Lender agrees, subject to the Administrative Agent’s receipt of the documents described in Section 2.18(c) of the Credit Agreement, to extend the Termination Date applicable to such Lender’s Commitment to August 14, 2021, such extension to be effective on August 8, 2016.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York. Except as specifically provided above, (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects by the parties hereto, and (ii) the execution and delivery of this Extension Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any Loan Documents. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature pages follow]

2016 Extension Agreement (Entergy Corporation)

JPMORGAN CHASE BANK, N.A.

By: /s/ Bridget Killackey
Name: Bridget Killackey
Title: Executive Director

2016 Extension Agreement (Entergy Corporation)

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Nick Schmiesing
Name: Nick Schmiesing
Title: Director

2016 Extension Agreement (Entergy Corporation)

BNP PARIBAS

By: /s/ Theodore Sheen
Name: Theodore Sheen
Title: Director

By: /s/ Karima Omar
Name: Karima Omar
Title: Vice President

2016 Extension Agreement (Entergy Corporation)

MIZUHO BANK, LTD.

By: /s/ Nelson Chang
Name: Nelson Chang
Title: Authorized Signatory

2016 Extension Agreement (Entergy Corporation)

THE BANK OF NOVA SCOTIA

By: /s/ David Dewar
Name: David Dewar
Title: Director

2016 Extension Agreement (Entergy Corporation)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By: /s/ Lindsay Minneman
Name: Lindsay Minneman
Title: Vice President

2016 Extension Agreement (Entergy Corporation)

BANK OF AMERICA, N.A.

By: /s/ William A. Merritt, III
Name: William A. Merritt, III
Title: Director

2016 Extension Agreement (Entergy Corporation)

GOLDMAN SACHS BANK USA

By: /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

2016 Extension Agreement (Entergy Corporation)

MORGAN STANLEY BANK, N.A.

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

2016 Extension Agreement (Entergy Corporation)

KEYBANK NATIONAL ASSOCIATION

By: /s/ Sukanya V. Raj
Name: Sukanya V. Raj
Title: Senior Vice President

2016 Extension Agreement (Entergy Corporation)

BARCLAYS BANK PLC, as lender

By: /s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

2016 Extension Agreement (Entergy Corporation)

COBANK, ACB,

By: /s/ Mike Rehmer
Name: Mike Rehmer
Title: Vice President

2016 Extension Agreement (Entergy Corporation)

THE BANK OF NEW YORK MELLON

By: /s/ Hussam S. Alsahlani
Name: Hussam S. Alsahlani
Title: Vice President

2016 Extension Agreement (Entergy Corporation)

REGIONS BANK

By: /s/ Brian J. Walsh
Name: Brian J. Walsh
Title: Director

2016 Extension Agreement (Entergy Corporation)

SUMITOMO MITSUI BANKING CORP.

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

2016 Extension Agreement (Entergy Corporation)

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Michael T. Sagges
Name: Michael T. Sagges
Title: Vice President

2016 Extension Agreement (Entergy Corporation)

The Northern Trust Company

By: /s/ Keith Burson
Name: Keith Burson
Title: Senior Vice President

WHITNEY BANK

By: /s/ Donna J. Richardson
Name: Donna J. Richardson
Title: Vice President

2016 Extension Agreement (Entergy Corporation)

Capital One, National Association

By: /s/ Katharine G. Kay
Name: Katharine G. Kay
Title: Senior Vice President

2016 Extension Agreement (Entergy Corporation)

Taiwan Cooperative Bank Co., Ltd.,
acting through its Los Angeles Branch,
as a lender

By: /s/ Ming-Chih Chen
Name: Ming-Chih Chen
Title: V.P. & General Manager

2016 Extension Agreement (Entergy Corporation)

Chang Hwa Commercial Bank, Ltd. Los Angeles Branch

By: /s/ Kang Yang
Name: Kang Yang
Title: Vice President & General Manager

2016 Extension Agreement (Entergy Corporation)

Bank of the West

By: /s/ Brad Conley
Name: Brad Conley
Title: Director

2016 Extension Agreement (Entergy Corporation)

AGREED AND ACCEPTED:

ENTERGY CORPORATION

By: /s/ Steven C. McNeal
    Name: Steven C. McNeal
    Title: Vice President and Treasurer

2016 Extension Agreement (Entergy Corporation)

CITIBANK, N.A.,
as Administrative Agent, an LC Issuing Bank
and a Lender

By: /s/ Richard Rivera
Name: Richard Rivera
Title: Vice President